Exhibit 8.1

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                                                   SIDLEY AUSTIN BROWN & WOOD LLP



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      SAN FRANCISCO                                      FOUNDED 1866                                     LONDON

     WASHINGTON, D.C.                                                                                    SHANGHAI

                                                                                                        SINGAPORE

                                                                                                          TOKYO



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                                                                   July 3, 2003


Bombardier Credit Receivables Corporation
P.O. Box 5544
Burlington, Vermont  05402

Bombardier Capital Inc.
1600 Mountain View Drive
Colchester, Vermont  05446

Re: Bombardier Receivables Master Trust I - Registration Statement on Form S-3
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Ladies and Gentlemen:

         We have acted as special U.S. tax counsel for Bombardier Credit Receivables Corporation, a Delaware corporation (the "Corporation"), in connection with the preparation of its registration statement on Form S-3 (the "Registration Statement") relating to the issuance from time to time in one or more series (each, a "Series") by Bombardier Receivables Master Trust I of asset-backed certificates (the "Securities") that are registered on such Registration Statement. The Registration Statement is to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of a pooling and servicing agreement, dated as of January 1, 1994, as amended to date and as supplemented by the series supplement with respect thereto (each an "Agreement"), among the Corporation, Deutsche Bank Trust Company Americas, as trustee (the "Trustee") and Bombardier Capital Inc., as servicer (the "Servicer").

         We have examined the prospectus and the form of prospectus supplement contained in the Registration Statement (the "Prospectus" and "Prospectus Supplement", respectively) and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

         We have advised the Corporation with respect to certain federal income tax consequences of the proposed issuance of the Securities. This advice is summarized under the heading "Material Federal Income Tax Consequences" in the Prospectus and "Summary of Series Terms--Federal

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Income Tax Consequences" in the Prospectus Supplement, all a part of the
Registration Statement. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance, but with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects. We hereby confirm and adopt the opinions expressly set forth under the above quoted heading in the Prospectus and the Prospectus Supplement as representing our opinion as to the material federal income tax consequences of the purchase, ownership and disposition of the Securities. There can be no assurance, however, that contrary positions will not be taken by the Internal Revenue Service or that the law will not change.


         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm as special U.S. tax counsel to the Corporation under the above quoted heading in the Prospectus and the Prospectus Supplement forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.


                                             Very truly yours,


                                             /s/ Sidley Austin Brown & Wood LLP



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